EXHIBIT 5.1

OPINION OF KUTAK ROCK LLP
March 6, 2014

Windstream Holdings, Inc.
4001 Rodney Parham Road
Little Rock, Arkansas 72212

Re:	REGISTRATION ON FORM S-3ASR OF SHARES OF COMMON STOCK $0.0001 PAR VALUE PER SHARE, OF WINDSTREAM HOLDINGS, INC.

Ladies and Gentlemen:

We have acted as counsel for Windstream Holdings, Inc., a Delaware corporation (the “ Company”), in connection with the registration for resale from time to time, on a delayed basis, by the Windstream Master Trust (the “Selling Stockholder”) of up to 4,320,000 shares (the “ Shares”) of the Company’s common stock, par value $0.0001 per share, as contemplated by the Registration Statement on Form S-3ASR filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “ Securities Act”) and to which this opinion has been filed as an exhibit (the “Registration Statement”).

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares to be offered and sold by the Selling Stockholder, when issued and delivered against receipt of the consideration provided for therein, will be validly issued, fully paid, and nonassessable.

In rendering this opinion, we have (i) assumed and have not independently verified (a) that all signatures on all certificates and other documents examined by us are genuine, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and (ii) as to certain factual matters, relied upon certificates of public officials and of the Company and its officers and have not independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws and the federal laws of the United States of America and reported judicial decisions interpreting such laws, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,
/s/ Kutak Rock LLP